UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2012

Lifevantage Corporation

(Exact name of registrant as specified in its charter)

Colorado	000-30489	90-0224471
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9815 S. Monroe Street, Suite 100, Sandy, UT		84070
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 312-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02      Departureof Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    On March 23, 2012, we entered into an amendment to the employment agreement dated March 15, 2011 between our company and Douglas C. Robinson, our Chief Executive Officer. Under the terms of the amendment, Mr. Robinson’s annual base salary was increased to $477,100 effective as of March 21, 2012. Our Board of Directors retains the discretion to further adjust Mr. Robinson’s annual base salary at any time. In addition, under the terms of the amendment, Mr. Robinson is also eligible to earn a target cash bonus for each fiscal year equal to 50% of the base salary that he was paid during the applicable fiscal year. The actual amount of the annual bonus paid to Mr. Robinson, if any, will be determined by our Board of Directors in its sole discretion and may be more or less than the target amount. The above described changes to Mr. Robinson’s employment agreement were approved by our Board of Directors and were recommended by the Compensation Committee.

Item 9.01.	Financial Statements and Exhibits

(d)    Exhibits

Exhibit Number	Description
10.1*	Amendment to Employment Agreement dated March 23, 2012 between LifeVantage Corporation and Douglas C. Robinson

*	Indicates management contract or compensatory plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 27, 2012	Lifevantage Corporation

	By:	/s/ Carrie E. McQueen
Carrie E. McQueen
Chief Financial Officer and Treasurer